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                                                                    Exhibit 4


                               ALPINE PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of April 15, 1997 (as amended, modified or supplemented from time to time, this "Agreement"), made by THE ALPINE GROUP, INC., a Delaware corporation (the "Pledgor"), in favor of BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Term Loan Agreement (as defined below) shall be used herein as therein defined.


                                W I T N E S S E T H :


         WHEREAS, Refraco Inc. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as Administrative Agent (together with any successor agent, the "Administrative Agent," and together with the Pledgee and the Banks, the "Bank Creditors"), have entered into a Term Loan Agreement, dated as of April 15, 1997 (as amended, modified or supplemented from time to time, the "Term Loan Agreement"), providing for the making of Loans to the Borrower as contemplated therein;

         WHEREAS, the Borrower may from time to time be party to one or more interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedging agreements or other similar agreements or arrangements (each such agreement or arrangement with an Other Creditor (as hereinafter defined), an "Interest Rate Protection Agreement") to protect the Borrower against fluctuations in interest rates in respect of the Loans, with a Bank or an affiliate of a Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Term Loan Agreement for any reason, together with such Bank's or affiliate's successors and assigns, collectively, the "Other Creditors," and together with Bank Creditors, the "Secured Creditors");

         WHEREAS, pursuant to the Alpine Guaranty, the Pledgor has guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the

Borrower under or with respect to (x) the Credit Documents and (y) each Interest Rate Protection Agreement with one or more Other Creditors;

         WHEREAS, it is a condition precedent to the making of Loans under the Term Loan Agreement that the Pledgor shall have executed and delivered to the Pledgee this Agreement; and

         WHEREAS, the Pledgor will obtain benefits from the incurrence of Loans under the Term Loan Agreement and, accordingly, desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;


         NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

         1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Pledgor (including, without limitation, the obligations and liabilities of the Pledgor under the Alpine Guaranty), now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by the Pledgor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of Other Obligations (as defined below), being herein collectively called the "Credit Document Obligations");

         (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement (including all obligations of the Pledgor under the Alpine Guaranty) and the due performance and compliance by the Pledgor with the terms, conditions and agreements of each such Interest Rate Protection Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the "Other Obligations");

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         (iii)  any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i), (ii) and (iii) above, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Term Loan Agreement, or any payment default by the Borrower under any Interest Rate Protection Agreement and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the type described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         2. DEFINITION OF STOCK. As used herein, the term "Stock" shall mean (x) 1,318,681 shares of issued and outstanding capital stock of Superior Telecom Inc. ("Superior") owned by the Pledgor on the date of this Agreement and described in Annex A hereto and (y) 100% of the issued and outstanding shares of capital stock of Refraco Inc. at any time owned by the Pledgor, in each case together with any stock issued in substitution or exchange therefor, or as proceeds with respect thereto (including without limitation all additional stock received as described in following Section 6).

         3.     PLEDGE OF STOCK, ETC.

         3.1. PLEDGE. To secure the Obligations of the Pledgor and for the purposes set forth in Section 1 hereof, the Pledgor hereby: (i) grants to the Pledgee a security interest in all of the Collateral owned by the Pledgor; (ii) pledges and deposits as security with the Pledgee the Stock owned by the Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, accompanied by undated stock powers duly executed in blank by the Pledgor or such other instruments of transfer as are reasonably acceptable to the Pledgee; and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Stock (and in and to all certificates or instruments evidencing such Stock), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

         3.2. DEFINITION OF PLEDGED STOCK AND COLLATERAL. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock," which together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, is hereinafter called the "Collateral".

         4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Stock, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee agrees to promptly notify the Pledgor after the appointment of any sub-agent; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such appointment.

         5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock and to give all consents, waivers or ratifications in respect thereof; PROVIDED, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, any other Credit Document or any Interest Rate Protection Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the rights, priorities or remedies of the Pledgee or any other Secured Creditor under this Agreement or any other Secured Debt Agreement. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and Section 7 hereof shall become applicable.

         6. DIVIDENDS AND OTHER DISTRIBUTIONS. So long as no Default or Event of Default is then in existence or would exist immediately after giving effect thereto, cash proceeds representing regular quarterly dividends paid by Superior with respect to the Pledged Stock shall be released from this Agreement and paid to the Pledgor; PROVIDED that, (x) all cash dividends payable in respect of the Pledged Stock which represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so representing an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral and (y) at any time when a Default or Event of Default is in existence, all cash dividends payable in respect of the Pledged Stock shall be paid to the Pledgee and retained by it as part of the Collateral. The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

         (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

         (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

         (iii) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this
Section 6 and Section 7 below shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

         7. REMEDIES IN CASE OF EVENTS OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

         (i) to receive all amounts payable in respect of the Collateral payable to the Pledgor under Section 6 hereof;

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         (ii)   to transfer all or any part of the Pledged Stock into the
    Pledgee's name or the name of its nominee or nominees (the Pledgee agrees to promptly notify the Pledgor after such transfer; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such transfer);

         (iii) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

         (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; PROVIDED, that at least 10 Business Days' notice of the time and place of any such sale shall be given to the Pledgor. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

         9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied in the manner provided in Section 9 of the Borrower Pledge Agreement.

         (b) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

         10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         11. INDEMNITY. The Pledgor agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse the Pledgee and each other Secured Creditor for all reasonable costs and expenses, including reasonable attorneys' fees, in each case to the extent growing out of or resulting from the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and (ii) above, for those arising from the Pledgee's or such other Secured Creditor's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         12. FURTHER ASSURANCES. The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the applicable UCC or such other law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably deem necessary or advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

         13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Term Agreement.

         14. TRANSFER BY PLEDGOR. The Pledgor shall not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement or any other Secured Debt Agreement).

         15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. The Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good title to, all Pledged Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;(ii) it has the requisite power, authority and legal right to pledge all the Pledged Stock;(iii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(iv)no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of its rights and remedies pursuant to this Agreement, except those which have been obtained or made or as may be required by laws affecting the offer and sale of securities generally in connection with the exercise by the Pledgee of certain of its remedies hereunder;(v) the execution, delivery and performance of this Agreement by the Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws (or analogous organizational documents) of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi)all the shares of Stock have been duly and validly issued, are fully paid and nonassessable and subject to no options to purchase or similar rights; and (vii) the pledge, assignment and delivery of the Pledged Stock, creates a valid and perfected first security interest in such Stock and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the Pledgor which would include the Stock. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Stock and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

         16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt

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Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;(iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         17. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable and at its expense will use its reasonable efforts to cause such registration to be effected (and be kept effective) and will use its reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933 as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements; PROVIDED, that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of the Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

         (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Stock pursuant to Section 7 hereof, such Pledged Stock or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Stock or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration; PROVIDED, that at least 10 Business Days' notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Stock or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         18. TERMINATION, RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements have been terminated, no Note is outstanding and all Obligations then due and payable have been indefeasibly paid in full.

         (b) In the event that any part of the Collateral is released at the direction of the Required Banks (or all the Banks if required by Section 11.12 of the Term Loan

Agreement), the Pledgee, at the request and expense of the Pledgor will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

         (c) At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee a certificate signed by an Authorized Officer of the Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b).

         19. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when delivered to the party to which such notice, request, demand or other communications is required or permitted to be given or made under this Agreement, addressed as follows:

         (a) if to the Pledgor, at its address set forth opposite its signature below;

         (b) if to the Pledgee, at:

                Bankers Trust Company
                One Bankers Trust Plaza
                New York, New York  10006
                Attention:  Gina Thompson
                Telephone No.:(212) 250-7356
                Telecopier No.:(212) 250-7218

         (c) if to any Bank (other than the Pledgee), at such address as such Bank shall have specified in the Term Loan Agreement;

         (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all the Banks if required by Section 11.12 of the Term Loan Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; PROVIDED, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, I.E., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements.

         21. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         22. RECOURSE. This Agreement is made with full recourse to the Pledgor and pursuant to and upon all representations, warranties, covenants and agreements on the part of the Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

         IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.




Address:     1790 Broadway             THE ALPINE GROUP, INC.,
            New York, NY 10019           as Pledgor
Telephone No.:  (212) 757-3333
Telecopier No.: (212) 757-3423
Attention:   Stewart H. Wahrsager,
            Secretary                  By /s/ Stewart H. Wahrsager
                                         --------------------------------------
                                          Title: Secretary


                                       BANKERS TRUST COMPANY,
                                         as Pledgee



                                       By /s/ Gina S. Thompson
                                         --------------------------------------
                                          Title: Vice President